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                                                                   EXHIBIT 10.20

                       GENERAL MARKETING AGENT AGREEMENT

NETZEE, INC. a Georgia Corporation ("Servicer") and the undersigned ("Agent"), in consideration of their obligations in this Agreement and intending to be legally bound, agree as follows:

1.   Definitions: For purposes of this Agreement:

     a) "End-User" shall mean, an end-user bank or savings bank that meets the qualifications and criteria applicable to such offering establishment by servicer for solicitation by Agent from time to time.

     b) "Master Services Agreement" shall mean the contract in the form, and containing the terms and conditions (including price and payment terms), established by Servicer from time to time for internet banking, commercial cash management and telephone banking products or services ("Services") provided or made available to End-Users.

     c) A Master Services Agreement shall be "obtained from an End-User" if, and only if, the Master Services Agreement has been executed by an authorized representative of the End-User.

     d) "Term" shall mean that period commencing on the date hereof and lasting for a period of twelve complete months and any subsequent renewal period.

2. Appointment: Subject to the terms of this Agreement, Servicer engages Agent to solicit End-Users to enter into Master Services Agreements with Servicer for its Services. Agent shall be the exclusive agent to solicit End-Users with respect to their proposed installation and use of the Services in Georgia, North Carolina, South Carolina, Alabama and Tennessee, and shall be a nonexclusive agent in all other locations. Servicer reserves the right to change the terms and conditions of its Master Services Agreement at any time. Servicer agrees to provide thirty (30) days notice to Agent of any substantive changes. Agent represents and warrants to Servicer that it has the authority to enter into this Agreement and to perform its terms fully.

3. Nature of Relationship: Agent agrees not to market, endorse, affirmative promote, or advertise or otherwise solicit End-Users on behalf of, any Services that are the same or similar to or that are competitive with the Services during the Term of this Agreement and for any period for which Servicer pays Agent any sums pursuant to this Agreement. Agent shall be an independent contractor. Nothing in this Agreement shall be construed to create any other relationship. Agent is hereby advised that, as an independent contractor, it has certain responsibilities under the federal and state tax laws.

   [PORTIONS OF THIS DOCUMENT HAVE BEEN DELETED PURSUANT TO A CONFIDENTIAL
                              TREATMENT REQUEST]
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4.   Responsibilities of Agent:  The duties of Agent shall be to:

     a) Use its commercially reasonable efforts to solicit End-Users to enter into Master Services Agreement;

     b) Conduct its business so as to maintain and increase the goodwill and reputation of Servicer;

     c) Pay all expenses incurred by Agent in the performance of its duties under this Agreement, including (1) dues and fees for membership in any local, state, or national trade association or attendance at seminars or conventions; (2) local and long-distance transportation expenses: and (3) expenses in connection with the solicitation of End-Users and the operation of Agent's business, including telephone, delivery, entertainment, and promotional expenses; and

     d) Use only promotional material mutually agreed upon for purposes of promotion of the Servicer's business.

5. Limits of Authority: Neither Agent nor Servicer shall, without prior written approval from an authorized representative of the other party, take any of the following actions:

     a) Incur any expense or obligation, contractual or otherwise, in the name of or on behalf of the other party; or

     b) Disseminate any printed material regarding the other party or its business or Servicer's business other than promotional and advertising material which has been delivered by the other party for such use.

6. Payment of Commissions: Agent shall be compensated by Servicer for its Services by commissions on any Master Services Agreements for End-Users located within Georgia, North Carolina, South Carolina, Alabama and Tennessee and on the basis of commissions earned on any Master Services Agreement for End-Users located elsewhere. Commissions and requirements are set forth in a Commission Schedule attached hereto as Exhibit "A". The payment of any commissions to Agent shall be subject to all of the terms and conditions of this Agreement.

7. Statements: Servicer shall mail Agent a monthly statement showing commissions earned within twenty days after the end of each month. At no time shall Servicer be obligated to reimburse Agent for any expenses unless it agrees to do so in writing. Payment of the amounts reflected in such monthly statement shall be made within ten days after its transmittal.

8. Sales Support: Servicer shall provide sales support to Agent including promotional materials and sales representatives as reasonably required by Agent and agreed to by Servicer.
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9.   Voluntary Termination: Prior to completion of the initial Term or any renewal Term, either Servicer or Agent may terminate this agreement at any time without cause by giving the other party sixty (60) days prior written notice. The payment of commissions shall continue through the term of any Master Services Agreement entered into pursuant to this Agreement between Servicer and an End-User in the event of any termination provided that a party terminating the Agreement for just cause pursuant to Section 10 may cease all commission payments.

10. Involuntary Termination: Either party may terminate this Agreement immediately, without notice to either party for just cause. A termination shall be deemed "for just cause" if the other party:

     a) Breaches any provision of this Agreement which breach is not reasonably cured within sixty (60) days of written notice thereof by the non-breaching party;

     b)   Violates any material law or regulation; or

     c) Commits any willful or dishonest act that could injure the other party.

          In addition, this Agreement shall terminate at such time as the Icom B and Icom C products are distributed to the Agent by the Servicer following the Agent's exercise of its put right pursuant to Section 5 of that certain Agreement between Agent and Servicer dated the date hereof.

11.  Confidentiality and Non-Solicitation Obligations:

     a) Agent acknowledges that Servicer has a proprietary interest in the association of its agents and personnel and the business of the customers with whom such agents and personnel interact. Accordingly, Agent shall provide Servicer with the benefit of all work and customer contact information relevant to the business of Servicer throughout the term of this Agreement. Agent shall maintain in strict confidence, and shall not use or disclose except to its regulatory authorities, as required by law or legal process, and as required to perform its duties for Servicer, all Trade Secrets of Servicer. This obligation shall apply during and after the term of this Agreement for so long as the pertinent information or data remain Trade Secrets, and shall apply regardless of whether the Trade Secrets are in written or tangible form. For purposes of this Agreement, a Trade Secret is defined to consist of legally protected rights in confidential information and "trade secrets" under applicable law. Without limiting the generality of the foregoing, Trade Secrets of Servicer include nonpublic information regarding the Servicer from which Servicer derives value, including
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          account invoices, training and educational manuals, administrative manuals, customer lists and information, software and other technology used in Servicer's business, business plans, financial information and projections, and prospective customer leads developed by Servicer, regardless of whether computer or electronically accessible "on-line". However, Trade Secrets do not include information Agent possesses or acquires independently of Agent's activities or duties as an agent of Servicer or which are in the public domain, provided Agent does not receive such information from a person under an obligation to Servicer or its affiliates, contractual or otherwise, to keep such information confidential. The foregoing obligations shall continue to apply after termination of this Agreement for two (2) years.

     b) During the Term hereof and for a period of two years after the termination of Agent's engagement for any reason, Agent shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit (1) Customers, to induce or encourage them to acquire or obtain from anyone other than the Servicer, internet banking, commercial cash management or telephone banking services or products competitive with or substitute for any Services, or (2) any individual who is at any time during such period an employee of the Servicer or its affiliates for the purpose of providing internet banking, commercial cash management or telephone banking services or products that are the same or similar to the Services. For purposes of this section, a "Customer" refers to any person or group of persons with whom Agent has or had material contact with regard to selling, delivery or support of Services or with respect to which Agent has received any commissions under this Agreement, during the period of six (6) months preceding the termination of this Agreement for any reason.

     c) Agent agrees that Servicer shall own and retain all right, title, and interest in and to all software, systems and related documentation, and all copyright, trade secret, patent and other intellectual property rights contained in or used as any part of the Services. Agent agrees to take such further action and execute such further documentation as Servicer may reasonably request to give effect to this Section 11.

12. Return of Materials: Upon the request of Servicer and, in any event, upon the termination of Agent's engagement, Agent shall deliver to Servicer all memoranda, notes, records, drawings, manuals, disks, other media and documents pertaining to Servicer's business or Agent's activities or duties, including all copies, extracts, summaries, and analyses thereof. This obligation shall not apply to publicly distributed documentation, or internal business or personal records of Agent's own creation that do not contain Servicer Trade Secrets.
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13.  Limitation of Liability: OTHER THAN AS EXPRESSLY SET FORTH IN THIS
AGREEMENT, SERVICER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE, OR INABILITY TO USE, THE SERVICES OR ARISING OUT OF ANY OTHER CIRCUMSTANCES ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOSS OF PROFIT, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA, EVEN IF A PARTY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. A party's total liability to the other party under any provision of this Agreement or for any and all claims, losses or damages relating to the Services (whether based on tort, contract, or any other theory), other than claims based upon the willful misconduct of such party, shall be limited to the amount of commissions paid by Servicer to Agent for the Services during the six (6) months preceding the assertion of such claims, losses or damages. The parties acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement.

14. Remedies: In the event of any breach by either party identified in Section 10 of this Agreement, or in the event of breach by Agent of the terms of Section 11 of this Agreement, the resulting injuries to the other party would be difficult to estimate accurately, but it is certain that injury or damages will result to the business of the other party. Both parties agree that, in the event of any such breach, the non-breaching party shall be entitled, in addition to any available legal or equitable remedies or damages, to an injunction to restrain the violation or anticipated violation thereof. Should the non-breaching party have any basis to seek such legal or equitable action, the breaching party shall pay any and all attorney fees and court costs that the other party may incur. The non-breaching party's rights under this section shall be in addition to every other remedy (equitable, statutory, legal or contractual) to which the non-breaching party may be entitled.

15. Miscellaneous: No assignment by Agent or Servicer of this Agreement or any commissions due hereunder shall be valid unless approved in advance by an authorized officer of Servicer or Agent, as the case may be. No modification or waiver of any provision of this Agreement shall be binding on Servicer unless made in writing and
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signed by an authorized officer of Servicer. This Agreement is governed by the laws of the State of Georgia as it applies to a contract executed, delivered, and performed in such state. This Agreement supersedes and replaces any agreement previously entered into between Agent and Servicer with respect to the Services. Servicer's failure to enforce any provision of this Agreement shall not constitute a waiver of any provision of this Agreement. The provisions of this Agreement shall be deemed severable. In the event that any provision of this Agreement is determined to be unenforceable or invalid, such provision shall nonetheless be enforced to the fullest extent permitted by applicable law, and such determination shall not affect the validity and enforceability of any other remaining provisions of this Agreement. This Agreement, together with all exhibits and schedules attached hereto and all writings incorporated herein by reference, constitutes the entire agreement between Agent and Servicer with respect to the subject matter of this Agreement.

Servicer:                                    Agent:

Netzee, Inc.    .                            The Bankers Bank


By:    /s/ Glenn W. Sturm                    By:    /s/ Kevin Tweddle
       -----------------------------                ---------------------------
Title: Glenn W. Sturm                        Title: SVP/CEO
       -----------------------------                ---------------------------
       Chief Executive Officer

Date:  9-2-99                                Date:  9/2/99
       -----------------------------                ---------------------------
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                                   EXHIBIT A
                                   ---------


Servicer agrees to compensate Agent for actual Internet Services sales to eligible financial institution End-Users in the following manner:

        $[XXXX] per relationship with commercial or savings bank located in Georgia, North Carolina, South Carolina, Alabama or Tennessee which signs contracts for Services and initiates live transactions on Servicer's systems and $[XXXX] per relationship with commercial or savings bank located outside Georgia, North Carolina, South Carolina, Alabama or Tennessee which signs contracts for services and initiates live transactions on Servicer's systems where the initial contact with Servicer was originated by Agent's correspondent banker in one or such correspondent banker's dedicated geographic calling areas.

OR
--

        $[XXXX] per relationship with commercial or savings bank in any location which signs contracts for Services and initiates live transactions on Servicer's systems AND for which the Agent has been solely responsible for sales and marketing activities related to such sale, including initiating the contact with the commercial or savings bank that resulted in such transactions and submitting valid contracts for Services to Servicer which are accepted by Servicer in its sole discretion

        Information marked with [XXXX] has been deleted pursuant to a confidential treatment request.
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                                 Netzee, Inc.
                             2410 Paces Ferry Road
                            Atlanta, Georgia  30339

                               October 20, 1999

The Bankers Bank
2410 Paces Ferry Road
600 Paces Ferry Summit
Atlanta, Georgia  30339

        Re: Amendment to General Marketing Agent Agreement between Netzee, Inc. and The Bankers Bank (TBB), dated September 2, 1999 and the Icom B Marketing Agreement between Netzee and TBB, dated September 3, 1999

Dear Ladies and Gentlemen:

        This letter serves to modify the General Marketing Agent Agreement and the Icom B Marketing Agreement. To clarify the intention of Netzee and TBB with respect to Netzee's and TBB's responsibilities and obligations in the marketing and sale of the products and services of Netzee and the Icom B product, Netzee and TBB agree to the following:

                1. The General Marketing Agent Agreement is amended as follows:

                a. The second sentence of Section 2 of the General Marketing Agent Agreement is deleted and replaced with the following to clarify that TBB's agency is not exclusive:

        "TBB shall be an agent for Netzee for the solicitation of End-Users with respect to their proposed installation and use of the Services."

                b. Section 6 of the General Marketing Agent Agreement is deleted and replaced with the following to make the agreement consistent with the commission schedule that is attached to the agreement:

        "TBB shall be compensated by Netzee for End-Users solicited by TBB who execute a Master Services Agreement pursuant to a Commission Schedule attached hereto as Exhibit "A." The payment of any commissions to TBB shall be subject to all of the terms and conditions of this Agreement."

                2. Section 8 of the Icom B Marketing Agreement is deleted from the Icom B Marketing Agreement and shall be of no further force or effect. This deletion is made to make the Icom B Marketing Agreement consistent with Section 3 of the General Marketing Agent Agreement, which states that TBB will not market any product or service competitive with Netzee's products and services.

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                                       Netzee, Inc.


                                       By: /s/ Richard S. Eiswirth, Jr.
                                           ----------------------------
                                           Richard S. Eiswirth, Jr.
                                           CFO & EVP

Agreed and accepted this 20th day of October, for good and valuable consideration

The Bankers Bank

By:    /s/ Tom A. Bryan
       ------------------
Name:  Tom A. Bryan
       ------------------
Title: Sr. Vice-President
       ------------------